Exhibit 99.1

Jaco Electronics Reports Fiscal 2008 Third Quarter Operating Results

HAUPPAUGE, N.Y.--(BUSINESS WIRE)--Jaco Electronics, Inc. (Nasdaq: JACO):

Conference Call:	May 15, 2008 at 10:00 a.m. ET
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Jaco Electronics, Inc. (Nasdaq: JACO), a global distributor and integrator of electronic components and customized flat panel display solutions (FPD), and a provider of value-added logistics services, today reported results for its fiscal 2008 third quarter and the nine-month period ended March 31, 2008.

Summary of Fiscal 2008 Third Quarter Results
($ in thousands, except per-share data)	Three Months Ended March 31,
	2008	2007
Net sales	$44,460	$49,890
Gross profit	7,196	7,780
Selling, general and administrative expenses	7,280	7,921
Operating loss	(84)	(141)
Interest expense	499	591
Loss before income taxes	(583)	(732)
Net loss	(595)	(747)
Diluted net loss per share	$(0.09)	$(0.12)

Commenting on the results, Jaco’s Chairman and Chief Executive Officer Joel Girsky, stated, “In a continuing difficult market, there are some bright signs. Our FPD sales for the quarter increased 10.3%, versus the comparable quarter last year, and accounted for approximately one-third of Jaco's total net sales for the period. This increase does not include any shipments on our recently awarded N.Y. State voting machine order from Sequoia and Dominion. Those optical scan voting machines are currently being assembled at our integration facility here in Hauppauge, NY.

“We anticipate profits from this agreement to contribute to our operating results over the next two quarters, and the expected results in the fiscal fourth quarter should exceed the pre-tax loss recorded in the fiscal 2008 year-to-date period.

“Third quarter gross margins rose to 16.2 percent, compared to 15.6 percent in the same period last year, and were consistent with fiscal 2008 second quarter margins. Our gross margin percentage varies based on our product mix during a given quarter. Recent headcount reductions decreased SG&A for the quarter to $7.3 million, compared to $7.9 million in the year-ago three-month period. Interest expense declined to $0.5 million, versus $0.6 million in the prior year, as a result of a reduction in borrowing rates on the Company’s credit facility.”

Mr. Girsky, concluded, “Jaco’s new optical scan voting machine contract, as well as some positive recent developments in the digital signage space are reasons for optimism in our fiscal fourth quarter and as we head into fiscal 2009. We will continue to prudently manage Jaco’s cost structure during this period, with the goal of maximizing bottom-line profitability and enhancing shareholder value.”

About Jaco Electronics

Jaco is a leading distributor of electronic components to industrial OEMs and contract manufacturers. Jaco distributes products such as semiconductors, capacitors, resistors, electromechanical devices, flat panel displays (FPD) and power supplies, which are used in the manufacture and assembly of electronic products, including: telecommunications equipment, computers and office equipment, medical devices and instrumentation, industrial equipment and controls, military/aerospace systems and automotive and consumer electronics.

Jaco has two distribution centers, a warehouse in Singapore and 15 strategically located sales offices throughout the United States. The Company operates an in-house FPD integration center housing its engineering and manufacturing staff and operations. The integration center enhances Jaco’s ability to provide customers with unique value-added display solutions and a “one-stop” source for their FPD supply and integration requirements. In addition to customized FPD solutions, Jaco provides a variety of value-added services including automated inventory management services and assembling stock items for customers into pre-packaged kits.

“Safe Harbor” Statement under the Private Securities Litigation Reform Act of 1995:

This press release provides historical information and includes forward-looking statements. Although we believe that the expectations in such forward-looking statements are reasonable, we can give no assurance that such expectations will prove to have been correct. The forward-looking statements are based upon a number of assumptions and estimates that, while considered reasonable by our management, are inherently subject to significant business, economic and competitive risks, uncertainties and contingencies which are beyond our control, and upon assumptions with respect to future business decisions which are subject to change. Accordingly, the forward-looking statements are only an estimate, and actual results will vary from the forward-looking statements, and these variations may be material. Consequently, the inclusion of the forward-looking statements should not be regarded as a representation by us of results that actually will be achieved. Forward-looking statements are necessarily speculative in nature, and it is usually the case that one or more of the assumptions in the forward-looking statements do not materialize. Investors are cautioned not to place undue reliance on the forward-looking statements. We caution that, among others, the factors below, which are discussed in our Annual Report on Form 10-K for the fiscal year ended June 30, 2007, as amended, and in our other filings with the Securities and Exchange Commission, could cause our results to differ materially from those stated in the forward-looking statements. These factors include (i) the highly cyclical nature of our industry and the adverse impact of downturns in our industry; (ii) our dependence on a limited number of suppliers for the products we distribute and most of our distribution agreements are cancelable upon short notice; (iii) the market for our products is very competitive and our industry is subject to rapid technological change; (iv) our dependence on individual purchase orders and absence of long-term supply agreements exposes us to customer cancellations, reductions or delays; (v) our substantial leverage and debt service obligations; (vi) a significant and growing portion of our business is in non-U.S. locations, particularly Asia, and failure to expand in Asia could adversely affect our sales while our dependence on foreign manufacturers exposes us generally to political and economic risks; (vii) volatility in the pricing of electronic components; (viii) disruptions in transportation of our products by third party carriers; (ix) potential warranty and/or product liability risks inherent in the products we sell; and (x) our dependence on the continued service of key members of our management and technical personnel.

JACO ELECTRONICS, INC. AND SUBSIDIARIES Condensed Consolidated Statements of Operations (unaudited) ($ in thousands, except per share amounts)

	Three months ended		Nine months ended
	March 31,		March 31,
	2008	2007	2008	2007
Net sales	$44,460	$49,890	$142,878	$185,498
Gross profit	7,196	7,780	23,281	24,953
Selling, general & administrative expenses	7,280	7,921	22,325	23,123
Operating (loss) profit	(84)	(141)	956	1,830
Interest expense	499	591	1,654	2,130
Loss before income taxes	(583)	(732)	(698)	(300)
Income tax provision	12	15	38	45
Net loss	$(595)	$(747)	$(736)	$(345)

Per share information:

Basic and diluted loss per common share:	$(0.09)	$(0.12)	$(0.12)	$(0.05)

Weighted average common shares outstanding

Basic and diluted	6,294,332	6,294,332	6,294,332	6,294,332

Summary Balance Sheet As of March 31, 2008		Supplemental Financial Statistics
Accounts Receivable (net)	$28,282,910	Per Share Price (5/14/08)	$1.61
Inventories (net)	$31,078,783	Book Value Per Share	$5.00

Revolving Credit Facility	$34,925,149
Accounts Payable and Accrued Expenses	$21,933,954
Shareholders’ Equity	$31,471,451

CONTACT:
Jaco Electronics, Inc.
Jeffrey D. Gash, 631-273-5500
Chief Financial Officer
jgash@jacoelect.com
or
Jaffoni & Collins Incorporated
Joseph N. Jaffoni / Robert L. Rinderman, 212-835-8500
jaco@jcir.com